Exhibit 1.02
FIRST ASSIGNMENT OF AVAILABILITY AGREEMENT, CONSENT AND AGREEMENT
This First Assignment of Availability Agreement, Consent and Agreement (hereinafter referred to as this “Assignment”), dated October 1, 2025, is made by and among System Energy Resources, Inc. (the “Company”), Entergy Arkansas, LLC, (“Entergy Arkansas”), Entergy Mississippi, LLC (“Entergy Mississippi”), and Entergy New Orleans, LLC (“Entergy New Orleans”) (hereinafter Entergy Arkansas, Entergy Mississippi and Entergy New Orleans are called individually an “Affiliate Operating Company” and collectively, the “Affiliate Operating Companies”) and The Bank of New York Mellon (successor to United States Trust Company of New York), as trustee (the “Trustee”) under the below-referenced Restated Mortgage.
WHEREAS:
A. Entergy Corporation (successor to Middle South Utilities, Inc.) (“Entergy”) owns, either directly or indirectly, all of the outstanding common securities of the Company and each of the Affiliate Operating Companies, and the Company has a 90% undivided ownership and leasehold interest in Unit No. 1 of the Grand Gulf Nuclear Station project (“Grand Gulf”).
B. Prior hereto, the Company and the Affiliate Operating Companies entered into an Availability Agreement dated as of October 1, 2025 (the “Availability Agreement”), providing that the Affiliate Operating Companies would pay the Company monthly amounts that (when added to any amounts received by the Company under the Unit Power Sales Agreement dated as of June 10, 1982, as amended effective October 1, 2025, among the Company and the Affiliate Operating Companies) would at least equal the Company’s total operating expenses for Grand Gulf (including depreciation at a specified rate and expenses incurred in a permanent shutdown of Grand Gulf) and interest charges.
C. Also prior hereto, the Company entered into the Mortgage and Deed of Trust dated as of June 15, 1977, between the Company and the Trustee, as amended, restated and supplemented by a Twenty-fourth Supplemental Indenture dated as of September 1, 2012 (the “Twenty-fourth Supplemental Indenture”) (said Mortgage and Deed of Trust, as so amended, restated and supplemented by the Twenty-fourth Supplemental Indenture, the “Original Restated Mortgage”), and as further supplemented by Officer’s Certificate No. 2-B-2 dated as of June 8, 2021 (“Officer’s Certificate No. 2-B-2”), Officer’s Certificate No. 4-B-4 dated as of March 8, 2023 (“Officer’s Certificate No. 4-B-4”) and Officer’s Certificate No. 5-B-5 dated as of December 3, 2024 (“Officer’s Certificate No. 5-B-5”), and as the same may from time to time hereafter be amended and supplemented in accordance with its terms, hereinafter referred to as the “Restated Mortgage”).
D. Also prior hereto, the Company issued (i) $85,103,000 aggregate principal amount of its First Mortgage Bonds, MBFC Series due 2044 (the “Twenty-fourth Series Bonds”) issued under and secured pursuant to the Original Restated Mortgage as supplemented, including by Officer’s Certificate No. 2-B-2, as collateral for $83,695,000 aggregate principal amount of the Mississippi Business Finance Corporation’s Revenue Refunding Bonds (System

Energy Resources, Inc. Project) Series 2021 issued under the Trust Indenture dated as of June 1, 2021 with The Bank of New York Mellon, as trustee (the “MBFC Indenture Trustee”), (ii) $325,000,000 aggregate principal amount of its First Mortgage Bonds, 6.00% Series due April 15, 2028 (together with any additional Twenty-sixth Series Bonds as described in paragraph E below, the “Twenty-sixth Series Bonds”) under and secured pursuant to the Original Restated Mortgage as supplemented, including by Officer’s Certificate No. 4-B-4, and (iii) $540,000,000 aggregate principal amount of its First Mortgage Bonds, 5.30% Series due December 15, 2034 (together with any additional Twenty-seventh Series Bonds as described in paragraph E below, the “Twenty-seventh Series Bonds”), under and secured pursuant to the Original Restated Mortgage as supplemented by Officer’s Certificate No. 5-B-5.
        E. Pursuant to the Restated Mortgage and Officer’s Certificate No. 4-B-4, the Company may issue additional Twenty-sixth Series Bonds, without limitation as to amount, having substantially the same terms as the Twenty-sixth Series Bonds then Outstanding (as defined in the Restated Mortgage) (except for the issue date, the price to public and, if applicable, the initial interest payment date) without notice to or the consent of the existing holders of the Twenty-sixth Series Bonds; and pursuant to the Restated Mortgage and Officer’s Certificate No. 5-B-5, the Company may issue additional Twenty-seventh Series Bonds, without limitation as to amount, having substantially the same terms as the Twenty-seventh Series Bonds then Outstanding (as defined in the Restated Mortgage) (except for the issue date, the price to public and, if applicable, the initial interest payment date) without notice to or the consent of the existing holders of the Twenty-seventh Series Bonds.
F. The Company wishes concurrently to (i) provide for the assignment by the Company to the Trustee, for the benefit of the holders of the Twenty-fourth Series Bonds, the Twenty-sixth Series Bonds and the Twenty-seventh Series Bonds, in each case, of certain of the Company’s rights under the Availability Agreement, (ii) create enforceable rights in the Trustee pursuant to substantially similar assignments, each to be effective concurrently as of October 1, 2025, and (iii) create enforceable rights relating thereto through execution and delivery of an Officer’s Certificate dated as of the date hereof Establishing Additional Events of Default and Provisions pursuant to Sections 101, 104, 1303 and 1307 of the Restated Mortgage.
G. The Affiliate Operating Companies are willing to, and by this instrument do, supplement their undertakings under the Availability Agreement in the manner described herein.
H. All things necessary to make this Assignment the valid, legally binding and enforceable obligation of each of the parties hereto have been done and performed and the execution and performance hereof in all respects have been authorized and approved by all corporate and shareholder or limited liability company and member, as applicable, action necessary on the part of each thereof.
NOW, THEREFORE, in consideration of the terms and agreements hereinafter set forth, the parties agree with each other as follows:

ARTICLE I.
Security Assignment and Agreement
1.1  Assignment and Creation of Security Interest. As security for (i) the due and punctual payment of the interest (including, if and to the extent permitted by law, interest on overdue principal, premium and interest) and premium, if any, on, and the principal of, the Twenty-fourth Series Bonds (whether at maturity, pursuant to mandatory or optional prepayment, by acceleration or otherwise), and (ii) the due and punctual payment of all fees and costs, expenses and other amounts that may become payable by the Company under the Restated Mortgage and that are a charge on the trust estate thereunder, which is superior to the charge thereon for the benefit of the Twenty-fourth Series Bonds, together in each case, with all costs of collection thereof (all such amounts referred to in the foregoing clauses (i) and (ii) being hereinafter collectively referred to as “Obligations Secured Hereby”), the Company hereby assigns to the Trustee, and creates a security interest in favor of the Trustee, for the benefit of the holders of the Twenty-fourth Series Bonds, in all of the Company’s rights to receive all moneys paid or to be paid to the Company pursuant to Section 4 of the Availability Agreement or advances pursuant to Section 2.2(b) hereof, but only to the extent that such payments or advances are attributable to payments or advances with respect to Grand Gulf, and all other claims, rights (but not obligations or duties), powers, privileges, interests and remedies of the Company, whether arising under the Availability Agreement or this Assignment or by statute or in law or in equity or otherwise, resulting from any failure by any Affiliate Operating Company to perform its obligations under the Availability Agreement or this Assignment, but only to the extent that such claims, rights, powers, privileges, interests and remedies relate to Grand Gulf, all to the extent, but only to the extent, required for the payment when due and payable of Obligations Secured Hereby, together in each case with full power and authority, in the name of the Trustee or the Company as assignor, or otherwise, to demand payment of, enforce, collect, receive and accept receipt for any and all of the foregoing (the rights, claims, powers, privileges, interests and remedies referred to above being hereinafter sometimes called the “Collateral”).
1.2  Other Agreements.
(a)  The Company has not and will not assign the rights assigned in Section 1.1 as security for any indebtedness other than the Obligations Secured Hereby, except as recited and provided in paragraph (b) of this Section 1.2.
(b)  The Company is concurrently securing its Indebtedness for Borrowed Money (as defined below) represented by the Twenty-fourth Series Bonds, the Twenty-sixth Series Bonds and the Twenty-seventh Series Bonds pursuant to the First Assignment of Availability Agreement, Consent and Agreement dated as of October 1, 2025 (“First Assignment”), the Second Assignment of Availability Agreement, Consent and Agreement dated as of October 1, 2025 (“Second Assignment”), and the Third Assignment of Availability Agreement, Consent and Agreement dated as of October 1, 2025 (“Third Assignment”), respectively, and shall be entitled to secure the interest and premium, if any, on, and the principal of, other Indebtedness for Borrowed Money of the Company issued by the Company to any person (except Entergy or any affiliate of Entergy) to finance the cost of Grand Gulf (including, without limitation,

Indebtedness for Borrowed Money outstanding under the Restated Mortgage) or to refund (including any successive refundings) any such Indebtedness for Borrowed Money (including such Indebtedness for Borrowed Money now outstanding) issued for such purpose, the incurrence of which Indebtedness for Borrowed Money is at the time permitted by the Restated Mortgage (herein, together with such Indebtedness for Borrowed Money now outstanding, called “Additional Indebtedness”), by entering into an assignment of availability agreement, consent and agreement including, without limitation, the Second Assignment and the Third Assignment (each being hereinafter called an “Additional Assignment”), with the holders of such Additional Indebtedness or representatives of or trustees for such holders, or both, as the case may be (herein called an “Additional Assignee”). Each Additional Assignment hereafter entered into shall be substantially in the form of this Assignment, except that there shall be substituted in such Additional Assignment appropriate references to the Additional Indebtedness secured thereby, the applicable Additional Assignee and the agreement or instrument under which such Additional Indebtedness is issued in lieu of the references herein to the Twenty-fourth Series Bonds, the Trustee and the Restated Mortgage, respectively, and such Additional Assignment may contain such other provisions as are not inconsistent with this Assignment and do not adversely affect the rights hereunder of the holders of the Twenty-fourth Series Bonds or the Trustee.
(c)  Notwithstanding any provision of this Assignment to the contrary, or any priority in time of creation, attachment or perfection of a security interest, pledge or lien by the Trustee, or any provision of or filing or recording under the Uniform Commercial Code or any other applicable law of any jurisdiction, the Trustee agrees that the claims of the Trustee hereunder with respect to the Trustee and any security interest, pledge or lien in favor of the Trustee now or hereafter existing in and to the Collateral shall rank pari passu with the claims of each Additional Assignee under the corresponding provisions of the Additional Assignment to which it is a party with respect to the Availability Agreement and any security interest, pledge or lien in favor of such Additional Assignee under such Additional Assignment now or hereafter existing in and to the Collateral, irrespective of the time or times at which prior, concurrent or subsequent Additional Assignments are entered into in accordance with Section 1.2(b) hereof.
1.3  Payments to the Trustee. The Company agrees that, if and whenever it shall make a demand to an Affiliate Operating Company for any payment pursuant to Section 4 of the Availability Agreement or advances pursuant to Section 2.2(b) hereof with respect to Grand Gulf, it will separately identify the respective portions of such payment or advance, if any, required for (i) the payment of Obligations Secured Hereby and (ii) the payment of any other amounts then due and payable in respect of Additional Indebtedness and instruct such Affiliate Operating Company (subject to the provisions of Section 1.4 hereof) to pay or cause to be paid the amount so identified as required for the payment of Obligations Secured Hereby directly to the Trustee. Any payments made by any Affiliate Operating Company pursuant to Section 4 of the Availability Agreement or advances pursuant to Section 2.2(b) hereof with respect to Grand Gulf shall, to the extent necessary to satisfy in full the assignment set forth in Section 1.1 of this Assignment and the corresponding assignments set forth in the Additional Assignments, be made pro rata in proportion to the respective amounts secured by, and then due and owing under, such assignments.

1.4  Payments to the Company. Notwithstanding the provisions of Sections 1.1 and 1.3, unless and until the Trustee shall have given written notice to the Affiliate Operating Companies of the occurrence and continuance of any Event of Default (as defined in the Restated Mortgage), all moneys paid or to be paid to the Company pursuant to Section 4 of the Availability Agreement or advanced pursuant to Section 2.2(b) hereof with respect to Grand Gulf shall be paid or advanced directly to the Company, and the Company need not separately identify the respective portions of payments or advances as provided in Section 1.3 hereof; provided that notice as to the amount of any such payments or advances shall be given by the Company to the Trustee simultaneously with the demand by the Company for any such payments or advances. If the Trustee shall have duly notified the Affiliate Operating Companies of the occurrence of any such Event of Default, such payments or advances shall be made in the manner and in the amounts specified in Section 1.3 hereof until the Trustee shall by further notice to the Affiliate Operating Companies give permission that all such payments or advances may be made again to the Company, such permission being subject to revocation by a subsequent notice pursuant to the first sentence of this Section 1.4. The Trustee shall give such permission if no such Event of Default continues to exist.
1.5  Definitions. For the purposes of this Assignment, the following terms shall have the following meanings:
(a)  the term “Indebtedness for Borrowed Money” shall mean the principal amount of all indebtedness for borrowed money, secured or unsecured, of the Company then outstanding and shall include, without limitation, the principal amount of all bonds issued on the Company’s behalf by a governmental or industrial development agency or authority in connection with an industrial development revenue bond financing of pollution control facilities constituting part of Grand Gulf; and
(b)  the term “Subordinated Indebtedness of the Company” shall mean indebtedness marked on the books of the Company as subordinated and junior in right of payment to the Obligations Secured Hereby (as defined in Section 1.1 hereof) to the extent and in the manner set forth below:
(i)    if there shall occur an Event of Default (as defined in the Restated Mortgage), then so long as such Event of Default shall be continuing and shall not have been cured or waived, or unless and until all the Obligations Secured Hereby shall have been paid in full in money or money’s worth at the time of receipt, no payment of principal, premium, if any, or interest shall be made upon Subordinated Indebtedness of the Company; and
(ii)  in the event of any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings, or any receivership proceedings in connection therewith, relative to the Company or its creditors or its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy proceedings, then the Obligations Secured Hereby shall first be paid in full in money or money’s worth at the time of receipt, or payment thereof shall have been provided for, before any payment on account of principal, premium, if any, or interest is made upon Subordinated Indebtedness of the Company.

ARTICLE II.
Consent to Assignment by the Affiliate Operating
Companies and Other Agreements
2.1  Consent to Assignment by the Affiliate Operating Companies.
(a)  Each Affiliate Operating Company hereby consents to the assignment under Article I and agrees with the Trustee to make payments or advances to the Trustee in the amounts and in the manner specified in Section 1.3 at the Trustee’s address as set forth in Section 6.1 hereof.
(b)  Subject to the provisions of Section 4 of the Availability Agreement and Section 2.2(g) hereof, each Affiliate Operating Company agrees that all payments or advances made to the Trustee or to the Company as contemplated by Sections 1.3 and 1.4 hereof shall be final as between such Affiliate Operating Company and the Trustee or the Company, as the case may be, and that it will not seek to recover from the Trustee for any reason whatsoever any moneys paid or advanced to the Trustee by virtue of this Assignment, but the finality of any such payment or advance shall not prevent the recovery of any overpayments or mistaken payments or excess advances or mistaken advances that may be made by such Affiliate Operating Company unless an Event of Default under the Restated Mortgage has occurred and is continuing, in which case any such overpayment or mistaken payment or excess advances or mistaken advances shall not be recoverable but shall constitute Subordinated Indebtedness of the Company to such Affiliate Operating Company.
2.2  Other Agreements. Anything in the Availability Agreement to the contrary notwithstanding, it is hereby agreed as follows:
(a)  Regardless of whether any person or persons (other than the Affiliate Operating Companies) shall become a Party or Parties (as such terms are defined in the Availability Agreement) to the Availability Agreement, the Affiliate Operating Companies shall at all times be obligated to make the payments required pursuant to Section 4 of the Availability Agreement and to make advances pursuant to Section 2.2(b) hereof with respect to Grand Gulf to the same extent as if the Affiliate Operating Companies were the only Parties to the Availability Agreement, except to the extent and only to the extent that such payments or advances are actually made by such person or persons. In the event that any such person shall become a Party to the Availability Agreement, the Company and the Affiliate Operating Companies shall cause such person, at the time when such person becomes a Party to the Availability Agreement, to consent by written instrument to the terms and provisions of this Assignment, and thereupon such person shall be bound by all of the terms and provisions of this Assignment (other than the provisions of the preceding sentence) to the same extent as if named an Affiliate Operating Company herein. A copy of such written instrument, in form and substance satisfactory to the Trustee, shall promptly be delivered to the Trustee together with an opinion of counsel to the effect that such instrument complies with the requirements hereof and constitutes a valid, legally binding obligation of such person.

(b)  In the event and to the extent that any action by any governmental regulatory authority, including, without limitation, the Federal Energy Regulatory Commission or any successor thereto, shall have the effect of prohibiting the Affiliate Operating Companies from making any payments that would otherwise be required pursuant to Section 4 of the Availability Agreement (as supplemented hereby) with respect to Grand Gulf, the Affiliate Operating Companies shall make advances to the Company at the same time, and in the same amounts as such prohibited payments and all such advances shall constitute Subordinated Indebtedness of the Company.
(c)  Each Affiliate Operating Company agrees that (i) all Indebtedness for Borrowed Money of the Company to such Affiliate Operating Company and all amounts paid by such Affiliate Operating Company pursuant to Section 4 of the Availability Agreement or advanced pursuant to Section 2.2(b) hereof shall constitute Subordinated Indebtedness of the Company and (ii) no such Subordinated Indebtedness of the Company shall be transferred or assigned (including by way of security) to any person (other than to a successor of such Affiliate Operating Company by way of merger, consolidation or the acquisition by such person of all or substantially all of such Affiliate Operating Company’s assets). The Company agrees that it shall duly record all Subordinated Indebtedness of the Company as such on its books.
(d)  No authorization by any governmental regulatory authority being required other than, with respect to the payments pursuant to the provisions of Section 4 of the Availability Agreement, appropriate orders, or the taking of other action, by the Federal Energy Regulatory Commission or any successor thereto as to specific terms and provisions pursuant to which the Affiliate Operating Companies shall agree to pay the Company, each Affiliate Operating Company agrees that its duty to make the payments to the Company pursuant to the provisions of Section 4 of the Availability Agreement and the advances pursuant to Section 2.2(b) hereof with respect to Grand Gulf shall be absolute and unconditional, (a) whether or not such Affiliate Operating Company shall have received all authorizations of governmental regulatory authorities necessary at the time to permit such Affiliate Operating Company to perform its other duties and obligations hereunder or under the Availability Agreement, (b) whether or not the Company shall have received all authorizations of governmental regulatory authorities necessary at the time to permit the Company to perform its duties and obligations hereunder or under the Availability Agreement, (c) whether or not any authorizations referred to in the foregoing clauses (a) and (b) continue, at the time, in effect, (d) whether or not, at any time in question, the Company shall have performed its duties and obligations hereunder or under the Availability Agreement, (e) whether or not Grand Gulf shall be maintained in commercial operation, energy from Grand Gulf is being produced or delivered or is available (including, without limitation, delivery or availability to such Affiliate Operating Company), an abandonment of Grand Gulf shall have occurred or Grand Gulf shall be in whole or in part destroyed or taken, for any reason whatsoever, (f) whether or not the Company shall be solvent, (g) whether or not the Company or such Affiliate Operating Company shall continue to be subsidiary companies of Entergy, (h) whether or not, at any time in question, any event of force majeure has occurred, and (i) whether or not, at any time in question, any other circumstance, happening, condition or event whatsoever, whether or not similar to any of the foregoing, has arisen, occurred or presented itself.

(e)  In the event that Entergy shall cease to own directly or indirectly a majority of the common securities of any Affiliate Operating Company, the obligations of such Affiliate Operating Company hereunder and under the Availability Agreement shall not be increased by an amendment to or modification of the terms and provisions of the Restated Mortgage, including Officer’s Certificate No. 2-B-2 or the Twenty-fourth Series Bonds, unless such Affiliate Operating Company shall have consented in writing to such amendment or modification.
(f)  The obligations of each Affiliate Operating Company under Section 4 of the Availability Agreement and Section 2.2(b) hereof to make the payments or advances specified therein or herein with respect to Grand Gulf to the Company shall not be subject to any abatement, reduction, limitation, impairment, termination, set-off, defense, counterclaim or recoupment whatsoever or any right to any thereof (including, but not limited to, abatements, reductions, limitations, impairments, terminations, set-offs, defenses, counterclaims and recoupments for or on account of any past, present or future indebtedness of the Company to such Affiliate Operating Company or any claim by such Affiliate Operating Company against the Company, whether or not arising hereunder or under the Availability Agreement and whether or not arising out of any action or nonaction on the part of the Company or the Trustee, including any disposition of Grand Gulf or any part thereof pursuant to the Restated Mortgage, requirements of governmental authorities, actions of judicial receivers or trustees or otherwise and whether or not arising from willful or negligent acts or omissions). The foregoing, however, shall not, subject to the provisions of paragraph (c) of this Section 2.2, affect in any other way any rights and remedies of such Affiliate Operating Company with respect to any amounts owed to such Affiliate Operating Company by the Company or any such claim by such Affiliate Operating Company against the Company. The obligations and liabilities of each Affiliate Operating Company hereunder or under the Availability Agreement shall not be released, discharged or in any way affected by any reorganization, arrangement, compromise, composition or plan affecting the Company or any change, waiver, extension, indulgence or other action or omission in respect of any indebtedness or obligation of the Company or such Affiliate Operating Company, whether or not the Company or such Affiliate Operating Company shall have had any notice or knowledge of any of the foregoing. Neither failure nor delay by the Company or the Trustee, or any holder, or representative of any holder of the Twenty-fourth Series Bonds to exercise any right or remedy provided herein or by statute or at law or in equity shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof, or the exercise of any other right or remedy. Each Affiliate Operating Company also hereby irrevocably waives, to the extent that it may do so under applicable law, any defense based on the adequacy of a remedy at law that may be asserted as a bar to the remedy of specific performance in any action brought against such Affiliate Operating Company for specific performance of this Assignment or the Availability Agreement by the Company, by the Trustee, by the holders of the Twenty-fourth Series Bonds, or for their benefit by a receiver or trustee appointed for the Company or in respect of all or a substantial part of the Company’s assets under the bankruptcy or insolvency law of any jurisdiction to which the Company is or its assets are subject. Anything in this Section 2.2(f) to the contrary notwithstanding, no Affiliate Operating Company shall be precluded from asserting as a defense against any claim made against such Affiliate Operating Company upon any of its obligations hereunder and under the Availability Agreement that it has fully performed such obligations in accordance with the terms of this Assignment and the Availability Agreement.
(g)  Each Affiliate Operating Company shall, subject to the provisions of Section 2.2(c) hereof, be proportionately subrogated to all rights of the Trustee and the holders of the Twenty-fourth Series Bonds against the Company in respect of any amounts paid or advanced by such Affiliate Operating Company pursuant to the provisions of this Assignment and the Availability Agreement and applied to the payment of the Obligations Secured Hereby. Subject to the provisions of Article VII hereof, the Trustee agrees that it will not deal with the Company, or any security for the Twenty-fourth Series Bonds in such a manner as to prejudice such rights of any Affiliate Operating Company.
ARTICLE III.
Term
This Assignment shall remain in full force and effect until, and shall terminate and be of no further force and effect after, all Obligations Secured Hereby shall have been paid in full in money or money’s worth at the time of receipt; provided that this Assignment shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations Secured Hereby is rescinded or must otherwise be returned by the Trustee upon the insolvency, bankruptcy or reorganization of the Company, any Affiliate Operating Company or otherwise, all as though such payment had not been made. It is agreed that all the covenants and undertakings on the part of the Affiliate Operating Companies and the Company set forth in this Assignment are exclusively for the benefit of, and may be enforced only by, the Trustee or the holders of the Twenty-fourth Series Bonds, as provided in the Restated Mortgage, or for their benefit by a receiver or trustee for the Company or in respect of all or a substantial part of its assets under the bankruptcy or insolvency law of any jurisdiction to which the Company is or its assets are subject.
ARTICLE IV.
Assignment
Neither this Assignment nor the Availability Agreement nor any interest herein or therein may be assigned, transferred or encumbered by any of the parties hereto or thereto, except transfer or assignment by the Trustee to its successors in accordance with Article Ten of the Restated Mortgage, except as otherwise provided in Article I hereof and except that
(i)  in the event that any Affiliate Operating Company shall consolidate with or merge with or into another corporation or shall transfer to another corporation or other person all or substantially all of its assets, this Assignment and the Availability Agreement shall be transferred by such Affiliate Operating Company to and shall be binding upon the corporation resulting from such consolidation or merger or the corporation or other person to which such transfer is made and, as a condition to such consolidation, merger or other transfer, such succeeding corporation or other person shall be substituted for such Affiliate Operating Company and shall deliver to the Company and the Trustee a written assumption, in form and substance satisfactory to the Trustee, of such Affiliate Operating Company’s obligations and liabilities under this Assignment and the Availability Agreement and an opinion of counsel to the effect that such instrument of transfer complies with the requirements hereof and thereof and constitutes a valid, legally binding and enforceable obligation of such corporation or other person;
(ii)  any Affiliate Operating Company may assign to one or more other Affiliate Operating Companies its obligations and liabilities under the Availability Agreement and this Assignment; provided that such Affiliate Operating Company or Companies shall assume and succeed to such obligations and liabilities under the Availability Agreement and this Assignment, be substituted for such assigning Affiliate Operating Company and such assuming Affiliate Operating Company or Companies shall deliver to the Company and the Trustee a written assumption, in form and substance satisfactory to the Trustee, of such assigning Affiliate Operating Company’s obligations and liabilities under this Assignment and the Availability Agreement and an opinion of counsel to the effect that such instrument of transfer complies with the requirements hereof and thereof and constitutes a valid, legally binding and enforceable obligation of such assuming Affiliate Operating Company or Companies; and
(iii) in the event that the Company shall consolidate with or merge with or into another corporation or shall transfer to another corporation or other person all or substantially all of its assets, this Assignment and the Availability Agreement shall be transferred by the Company to and shall be binding upon the corporation resulting from such consolidation or merger or the corporation or other person to which such transfer is made and, as a condition to such consolidation, merger or other transfer, such succeeding corporation or other person shall be substituted for the Company and shall deliver to the Trustee a written assumption, in form and substance satisfactory to the Trustee, of the Company’s obligations and liabilities under this Assignment and the Availability Agreement and an opinion of counsel to the effect that such instrument of transfer complies with the requirements hereof and thereof and constitutes a valid, legally binding and enforceable obligation of such corporation or other person.
ARTICLE V.
Amendments
5.1  Restrictions on Amendments. Neither this Assignment nor the Availability Agreement may be amended, waived, modified, discharged or otherwise changed orally. This Assignment and the Availability Agreement may be amended, waived, modified, discharged or otherwise changed only by a written instrument that has been signed by all the parties hereto, in the case of this Assignment, or by the persons specified in Section 11 of the Availability Agreement, in the case of the Availability Agreement, and that has been approved by the holders of more than 50% in principal amount of the Twenty-fourth Series Bonds Outstanding (as defined in the Restated Mortgage) at the time of such consent (provided, however, that as the holder of the Twenty-fourth Series Bonds, the MBFC Indenture Trustee shall act in accordance with what the Trustee reports to the MBFC Indenture Trustee as the vote or consent of the holders of the majority of the other first mortgage bonds then outstanding under the Restated Mortgage) or that does not materially adversely affect the rights of the Trustee or the holders of the Twenty-fourth Series Bonds or that is necessary in order to qualify the Restated Mortgage under the Trust Indenture Act of 1939, as contemplated by Sections 1301 and 1302 of the Restated Mortgage; provided, however, that (i) without the written consent of the holders of all the Twenty-fourth Series Bonds affected thereby, no amendment, waiver, modification, discharge or other change in or to this Assignment or the Availability Agreement shall be made that shall change the terms of this Section 5.1 and (ii) no such amendment, waiver, modification, discharge or other change shall be made that shall modify, without the written consent of the Trustee, the rights, duties or immunities or the Trustee.
5.2  The Trustee’s Execution. The Trustee shall, at the written request of the Company, execute any instrument amending, waiving, modifying, discharging or otherwise changing this Assignment, or any consent to the execution of any instrument amending, waiving, modifying, discharging or otherwise changing the Availability Agreement (a) as to which the Trustee shall have received an opinion of counsel to the effect that such instrument has been duly authorized by each person executing the same and is permitted by the provisions of Section 5.1 hereof and that this Assignment, or the Availability Agreement, as the case may be, as amended, waived, modified, discharged or otherwise changed by such instrument, constitutes valid, legally binding and enforceable obligations of the Company and each of the Affiliate Operating Companies, and (b) that shall have been executed by the Company and each of the Affiliate Operating Companies. The Trustee shall be fully protected in relying upon the aforesaid opinion.
ARTICLE VI.
Notices
6.1  Notices, etc., in Writing. All notices, consents, requests and other documents authorized or permitted to be given pursuant to this Assignment shall be given in writing and either personally served on the party to whom (or an officer of a corporate party) it is given or mailed by registered or certified first-class mail, postage prepaid, addressed as follows:
If to System Energy Resources, Inc., to:
639 Loyola Avenue
New Orleans, Louisiana 70113
Attention: Treasurer
If to Entergy Arkansas, LLC, to:
639 Loyola Avenue
New Orleans, Louisiana 70113
Attention: Treasurer

If to Entergy Mississippi, LLC, to:
639 Loyola Avenue
New Orleans, Louisiana 70113
Attention: Treasurer
If to Entergy New Orleans, LLC, to:
639 Loyola Avenue
New Orleans, Louisiana 70113
Attention: Treasurer
If to the Trustee, to:
The Bank of New York Mellon
c/o The Bank of New York Mellon Trust Company, N.A.
4655 Salisbury Road, Suite 300
Jacksonville, Florida 32256
Attention: Barbara Zsombori, Vice President
with copies to each other party.
6.2  Delivery, etc. Notices, consents, requests and other documents shall be deemed given or served or submitted when delivered or, if mailed as provided in Section 6.1 hereof, on the third day after the day of mailing. A party may change its address for the receipt of notices, consents, requests and other documents at any time by giving notice thereof to the other parties. Any notice, consent, request or other document given hereunder may be signed on behalf of any party by any duly authorized representative of that party.
The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”), given pursuant to this Assignment and delivered using Electronic Means (as defined below); provided, however, that the Company and/or an Affiliate Operating Company, as applicable, shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company and such Affiliate Operating Company, as applicable, to reflect any additions or deletions from the listing, and if so amended, shall be delivered to the Trustee at the time, or prior to the delivery of the Instructions pursuant to this Assignment. If the Company or an Affiliate Operating Company, as applicable, elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company and the Affiliate Operating Companies understand and agree that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company and the Affiliate Operating Companies shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and the Affiliate Operating Companies are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company and or the Affiliate Operating Companies, as applicable. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions, notwithstanding if such directions conflict or are inconsistent with a subsequent written instruction. The Company and each Affiliate Operating Company agree: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company and/or an Affiliate Operating Company, as applicable; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.
“Electronic Means” shall mean the following communication methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.
ARTICLE VII.
Enforcement
7.1  Mortgage Terms and Conditions. The Trustee enters into and accepts this Assignment upon the terms and conditions set forth in Article Ten of the Restated Mortgage with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee in respect of this Assignment and the trusts hereunder and in respect of any action taken, suffered or omitted to be taken by the Trustee hereunder. Without limiting the generality of the foregoing, the Trustee assumes no responsibility as to the validity or enforceability hereof or for the correctness of the recitals of fact contained herein or in the Availability Agreement, which shall be taken as the statements, representations and warranties of the Company and the Affiliate Operating Companies.
7.2  Enforcement Action. At any time when an Event of Default under the Restated Mortgage has occurred and is continuing, the Trustee may proceed, either in its own name and as trustee of an express trust or otherwise, to protect and enforce the rights of the Trustee and those of the Company under this Assignment and the Availability Agreement by suit in equity, action at law or other appropriate proceedings, whether for the specific performance of any covenant or agreement contained herein or in the Availability Agreement or otherwise, and whether or not the Company shall have complied with any of the provisions hereof or thereof or proceeded to take any action authorized or permitted under applicable law. Each and every remedy of the Trustee shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy given hereunder or under the Restated Mortgage or now or hereafter existing at law or in equity or by statute.
7.3  Attorney-in-Fact. The Company hereby constitutes the Trustee its true and lawful attorney, irrevocably, with full power (in such attorney’s name or otherwise), at any time when an Event of Default (as defined in the Restated Mortgage) has occurred and is continuing, to enforce any of the obligations contained herein or in the Availability Agreement or to take any action or institute any proceedings that to the Trustee may seem necessary or advisable in the premises.
ARTICLE VIII.
Severability
If any provision or provisions of this Assignment shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
ARTICLE IX.
Governing Law
This Assignment and, so long as this Assignment shall be in effect, the Availability Agreement, shall be governed by and construed in accordance with the laws of the State of New York.
ARTICLE X.
Succession
Subject to Article IV hereof, this Assignment and the Availability Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment hereof, or of the Availability Agreement, or of any right to any funds due or to become due under this Assignment or the Availability Agreement shall in any event relieve the Company or any Affiliate Operating Company of their respective obligations hereunder.
ARTICLE XI.
Waiver of Jury Trial
        EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS ASSIGNMENT, THE AVAILABILITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

IN WITNESS WHEREOF, the parties hereto have caused this First Assignment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.
ENTERGY ARKANSAS, LLC
ENTERGY MISSISSIPPI, LLC
ENTERGY NEW ORLEANS, LLC
SYSTEM ENERGY RESOURCES, INC.
By: /s/ Barrett E. Green
Name: Barrett E. Green
Title: Vice President and Treasurer

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THE BANK OF NEW YORK MELLON,
as Trustee
By:/s/ Rick Fierro
Name: Rick Fierro
Title: Vice President
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